UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2021 (December 22, 2021)

ZYNEX, INC.

(Exact name of registrant as specified in charter)

Nevada	001-38804	90-0275169
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9655 Maroon Circle, Englewood, CO 80112

(Address of principal executive offices) (Zip Code)

(303) 703-4906

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement

On December 22, 2021, Zynex, Inc. (the “Company”) and its wholly-owned subsidiary Zynex Monitoring Solutions, Inc. (“ZMS”) entered into a Stock Purchase Agreement (the “Agreement”) with Kestrel Labs, Inc. (“Kestrel”) and each of the shareholders of Kestrel (collectively, the "Selling Shareholders"). Under the Agreement, the Selling Shareholders agreed to sell all of the outstanding common stock of Kestrel (the “Kestrel Shares”) to ZMS. The consideration for the Kestrel Shares consisted of $16.0 million cash and 1,334,350 shares of the Company’s common stock (the “Zynex Shares”). All of the Zynex Shares are subject to a lockup agreement for a period of one year from the closing date under the Agreement (the “Closing Date”). 889,566 of the Zynex Shares are being deposited in escrow (the “Escrow Shares”). The number of Escrow Shares is subject to adjustment on the one-year anniversary of the Closing Date (or in connection with any Liquidation Event (as defined in the Agreement) that occurs prior to such anniversary date) based on the number of shares equal to $10,000,000 divided by a 30-day volume weighted average closing price of the Zynex common stock. Half of the Escrow Shares will be released on submission of a dossier on a laser-based photoplethysmographic device (the “Device”) to the Food and Drug Administration (the “FDA”) for permission to market and sell the Device in the United States. The other half of the Escrow Shares will be released upon notification from the FDA finding the Device can be marketed and sold in the United States.

Kestrel is a laser-based, noninvasive patient monitoring technology company. Kestrel’s laser-based products include the NiCO™ CO-Oximeter, a multi-parameter pulse oximeter, and HemeOx™, a total hemoglobin oximeter that enables continuous arterial blood monitoring.

The foregoing summary of the Agreement is subject to and qualified in its entirety by the text of the Agreement, which is filed herein as Exhibit 10.1.

ITEM 7.01 Regulation FD Disclosure

On December 23, 2021, the Company issued a press release announcing its entry into the aforementioned Agreement.

A copy of the press release is attached herewith as Exhibit 99.1.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibits 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement by and among Kestrel Labs, Inc., Zynex Monitoring Solutions Inc., Zynex, Inc. and Selling Shareholders named herein dated as of December 22, 2021
99.1	Press Release dated December 23, 2021
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2021

ZYNEX, INC.

By:	/s/ Dan Moorhead
Dan Moorhead
Chief Financial Officer